As filed with the Securities and Exchange Commission on August 3, 2012

Registration No. 333-183045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM S-3

Registration Statement

under

The Securities Act of 1933

Southern California Edison Company

SCE Trust II

SCE Trust III

(Exact name of registrant as specified in its charter)

California	95-1240335
Delaware	95-7104036
Delaware	95-7250058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

Rosemead, California 91770

626-302-1212

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Michael A. Henry

Senior Attorney

2244 Walnut Grove Avenue (P.O. Box 800)

Rosemead, California 91770

626-302-4328

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
First and Refunding Mortgage Bonds			$0
Debt Securities			$0
$100 Cumulative Preferred Stock and Cumulative Preferred Stock			$0
Preference Stock			$0
Trust Preference Securities of SCE Trust II and SCE Trust III (3)			$0
Guarantees of Trust Preference Securities of SCE Trust II and SCE Trust III by Southern California Edison Company (3)			$0

(1)	An indeterminate principal amount or number of first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock, preference stock and guarantees of Southern California Edison Company and of trust preference securities of SCE Trust II and SCE Trust III as may from time to time be issued at indeterminate prices. Preference stock may be issued and sold to SCE Trust II and SCE Trust III, in which event such securities may later be distributed to the holders of trust preference securities.
(2)	Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under Securities Act of 1933.
(3)	Includes the rights of holders of the trust preference securities under the guarantees of trust preference securities and back-up undertakings, consisting of obligations by Southern California Edison Company, as set forth in the trust agreement, certificate of determinations and guarantee agreement, in each case as further described in this registration statement. No separate consideration will be received for any guarantees or back-up undertakings.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-183045) is being filed for the purposes of adding each of SCE Trust II and SCE Trust III (the “Trusts”) as additional registrants under the Registration Statement. No changes or additions are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Southern California Edison Company or the Trusts, which remain a part of the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern California Edison Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 3rd day of August, 2012.

SOUTHERN CALIFORNIA EDISON COMPANY

By	/s/ George T. Tabata
George T. Tabata
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-183045) has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer:
Ronald L. Litzinger*	Director and President	August 3, 2012

Principal Financial Officer and
Principal Accounting Officer:
Linda G. Sullivan*	Senior Vice President and Chief	August 3, 2012
Financial Officer

Majority of Board of Directors:

Jagjeet S. Bindra*	Director	August 3, 2012

Vanessa C.L. Chang*	Director	August 3, 2012

Theodore F. Craver, Jr.*	Director	August 3, 2012

France Córdova*	Director	August 3, 2012

Charles B. Curtis*	Director	August 3, 2012

Bradford M. Freeman	Director	August 3, 2012

Luis G. Nogales*	Director	August 3, 2012

Ronald L. Olson*	Director	August 3, 2012

Richard T. Schlosberg, III*	Director	August 3, 2012

Thomas C. Sutton*	Director	August 3, 2012

Peter J. Taylor*	Director	August 3, 2012

Brett White*	Director	August 3, 2012

*By	/s/ George T. Tabata
(George T. Tabata, Attorney-in-Fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 3rd day of August, 2012.

SCE TRUST II
By: SOUTHERN CALIFORNIA EDISON COMPANY, as Depositor

By	/s/ George T. Tabata
George T. Tabata

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 3rd day of August, 2012.

SCE TRUST III By: SOUTHERN CALIFORNIA EDISON COMPANY, as Depositor

By	/s/ George T. Tabata
George T. Tabata

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (First Mortgage Bonds)+

1.2	Form of Underwriting Agreement (Senior Debt Securities)+

1.3	Form of Underwriting Agreement (Subordinated Debt Securities)+

1.4	Form of Underwriting Agreement (Preferred Stock and Preference Stock)+

1.5	Form of Underwriting Agreement (Trust Preference Securities)+

3.1	Certificate of Restated Articles of Incorporation of Southern California Edison Company, effective March 2, 2006 (File No. 1-2313, filed as Exhibit 3.1 to Form 10-K for the year ended December 31, 2005)*

3.2	Amended Bylaws of Southern California Edison Company (File No. 1-2313, Form 8-K dated June 22, 2012)*

3.3	Certificate of Trust of SCE Trust II (Registration No. 333-44778)*

3.4	Certificate of Amendment to Certificate of Trust of SCE Trust II (Registration 333-136394)*

3.5	Certificate of Trust of SCE Trust III (Registration No. 333-121192)*

3.6	Certificate of Amendment to Certificate of Trust of SCE Trust III (Registration 333-136394)*

4.1	SCE First Mortgage Bond Trust Indenture, dated as of October 1, 1923 (Registration No. 2-1369)*

4.2	Supplemental Indenture, dated as of March 1, 1927 (Registration No. 2-1369)*

4.3	Third Supplemental Indenture, dated as of June 24, 1935 (Registration No. 2-1602)*

4.4	Fourth Supplemental Indenture, dated as of September 1, 1935 (Registration No. 2-4522)*

4.5	Fifth Supplemental Indenture, dated as of August 15, 1939 (Registration No. 2-4522)*

4.6	Sixth Supplemental Indenture, dated as of September 1, 1940 (Registration No. 2-4522)*

4.7	Eighth Supplemental Indenture, dated as of August 15, 1948 (Registration No. 2-7610)*

4.8	Twenty-Fourth Supplemental Indenture, dated as of February 15, 1964 (Registration No. 2-22056)*

4.9	Eighty-Eighth Supplemental Indenture, dated as of July 15, 1992 (File No. 1-2313, Form 8-K dated July 22, 1992)*

4.10	Form of New Supplemental Indenture+

4.11	Form of First Mortgage Bond+

4.12	Indenture for Senior Debt Securities (File No. 1-2313, Form 8-K dated January 28, 1993)*

4.13	Form of Senior Debt Security (included in Exhibit 4.12)*

4.14	Form of Indenture for Subordinated Debt Securities (Registration 333-136394)*

4.15	Form of Subordinated Debt Security (included in Exhibit 4.14) (Registration 333-136394)*

4.16	Trust Agreement of SCE Trust II (Registration No. 333-44778)*

4.17	Amendment to Trust Agreement of SCE Trust II (Registration No. 333-121192)*

4.18	Trust Agreement of SCE Trust III (Registration No. 333-121192)*

4.19	Form of Amended and Restated Declaration of Trust for each of SCE Trust II and SCE Trust III relating to trust preference securities (previously filed with this Registration Statement)

4.20	Form of Guarantee Agreement relating to trust preference securities (previously filed with this Registration Statement)

5.1	Opinion of Barbara E. Mathews as to legality of the securities being registered (previously filed with this Registration Statement)

5.2	Opinion of Richards, Layton & Finger, P.A. relating to SCE Trust II and SCE Trust III (previously filed with this Registration Statement)

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preferred and Preference Stock (previously filed with this Registration Statement)

12.2	Statement regarding Computation of Ratios of Earnings to Fixed Charges (previously filed with this Registration Statement)

23.1	Consent of PricewaterhouseCoopers LLP (previously filed with this Registration Statement)

24.1	Power of Attorney as to Southern California Edison Company (previously filed with this Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (First and Refunding Mortgage Bonds) (previously filed with this Registration Statement)

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Senior Debt Securities) (previously filed with this Registration Statement)

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Subordinated Debt Securities) (previously filed with this Registration Statement)

+	To be filed by amendment or by incorporation by reference in connection with the offering of the securities.
*	Incorporated by reference pursuant to Rule 411.